UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 15, 2023
(Date of earliest event reported)

Farmers & Merchants Bancorp
(Exact name of registrant as specified in its charter)

Delaware	000-26099	94-3327828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Pine Street, Lodi, California 95240
(Address of principal executive offices)       (Zip Code)

(209) 367-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 15, 2023, Farmers & Merchants Bancorp (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) for which the Board of Directors solicited proxies. A quorum of stockholders was present, consisting of a total of 475,784 shares or 62.35% of shares outstanding. The following items were voted on during the Meeting:

1. Election of Directors

The seven nominees listed below were elected and the results of the election were as follows:

	Votes	Votes
Name	For	Withheld	Uncast

Kent A. Steinwert	470,516	5,268	0
Edward Corum, Jr.	470,395	5,389	0
Stephenson K. Green	469,710	6,074	0
Craig W. James	469,944	5,840	0
Gary J. Long	469,399	6,385	0
Kevin Sanguinetti	470,996	4,788	0
Calvin (Kelly) Suess	468,559	7,225	0

2. Approval, By Non-Binding Vote, On the Compensation of the Named Executive Officers (Say-On-Pay)

In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“the Act”), the Company asked stockholders to provide advisory (non-binding) approval of executive compensation as described in the “Executive Compensation Discussion and Analysis” section of the 2023 proxy statement. The results of the election were as follows:

	Shares	% of Voted Shares
For	442,253	92.95%
Against	8,469	1.78%
Abstain	25,062	5.27%

3. Stockholder Vote on Frequency of Stockholder Votes on Executive Compensation

Consistent with the Act, the Company also asked for stockholder input with regard to the frequency of future stockholder advisory (non-binding) votes on our executive compensation programs. The results of the election were as follows:

	Shares	% of Voted Shares
Three Years	400,645	84.21%
Two Years	10,395	2.18%
One Year	44,881	9.44%
Abstain	19,863	4.17%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS & MERCHANTS BANCORP

	By	/s/ Bart R. Olson

Bart R. Olson
Executive Vice President & Chief Financial Officer

Date: May 16, 2023